UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2023

Elevate Credit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37680	46-4714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4150 International Plaza, Suite 300

Fort Worth, Texas 76109

(Address of principal executive offices, including zip code)

(817) 928-1500 (Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0004 per share	ELVT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion on February 28, 2023 (the “Closing Date”) of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of November 16, 2022 (the “Merger Agreement”), by and among Elevate Credit, Inc, a Delaware corporation (the “Company”), PCAM Acquisition Corp., a Delaware corporation (“Parent”), and PCAM Merger Sub Corp., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference in this Item 2.01.

Pursuant to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each of the Company’s issued and outstanding shares of common stock, par value $0.0004 per share (“Common Stock”), was converted automatically at the Effective Time into the right to receive an amount in cash equal to $1.87, without interest and less any applicable withholding taxes (the “Merger Consideration”), other than shares of Common Stock owned by Parent, Merger Sub or the Company (as treasury stock or otherwise) or any of their respective wholly owned subsidiaries.

Pursuant to the Merger Agreement, except as described below with respect to Rolled Company RSU Awards, each outstanding restricted stock unit (“RSU”) and each outstanding option to purchase shares of Common Stock granted by the Company (each, an “option”) was cancelled and converted into the right to receive cash in an amount (the “Award Consideration”) equal to the product of (1) the Merger Consideration (in the case of any option, less the exercise price per share applicable to such option) multiplied by (2) the number of shares of Common Stock subject to such RSU or option. Since all outstanding options had an exercise price per share equal to or greater than the Merger Consideration at the Effective Time, all outstanding options were cancelled at the Effective Time without any cash payment or other consideration made.

In connection with the Merger, certain members of management rolled over a specified number of their outstanding shares of Common Stock (the “Rollover Shares”) and/or RSUs (“Rolled Company RSU Awards”) into equity of Parent. In particular, (1) the Rollover Shares were not converted into the right to receive the Merger Consideration, but instead were contributed to Parent immediately prior to the Effective Time in exchange for Parent equity, pursuant to a rollover and contribution agreement, the form of which is attached hereto as Exhibit 10.1 (the “Rollover Agreement”), and (2) the Rolled Company RSU Awards were not converted into the right to receive the Award Consideration, but instead were replaced with awards granted by Parent under its long term incentive plan, pursuant to restrictive stock unit rollover agreements entered into between holders of the Rolled Company RSU Awards and Parent. Members of Company management rolled over 156,355 shares of common stock beneficially owned, as well as 2,070,992 outstanding RSU awards at the Effective Time.

The total cash consideration paid to equityholders of the Company pursuant to the Merger Agreement was approximately $63.0 million.

The foregoing description of the Merger, the Merger Agreement and the Rollover Agreement and the related transactions contemplated thereby, do not purport to be complete and is subject to, and qualified in their entirety by reference to, the full text of the Merger Agreement and the Rollover Agreement, which are filed as Exhibit 2.1 and 10.1 hereto and are incorporated herein by reference.

A copy of the press release issued by the Company on the Closing Date announcing the completion of the Merger is filed herewith as Exhibit 99.1 and is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference in this Item 3.01.

On the Closing Date, in connection with the closing of the Merger, the Company notified the New York Stock Exchange (“NYSE”) that the Merger had been consummated and requested that the trading of its Common Stock on NYSE be suspended and that the listing of its shares on NYSE be withdrawn. The trading in shares of Common Stock on NYSE was halted prior to the opening of trading on the Closing Date. The Company requested the NYSE file with the Securities and Exchange Commission (the “SEC”) a notification of removal from listing and registration on Form 25 with the SEC to effect the delisting of the shares of Common Stock from the NYSE and the deregistration of the shares of Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Form 15 suspending the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introductory Note and under Item 2.01, Item 3.03, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

As a result of the Merger, a change in control of the Company occurred, and the Company is now a wholly owned subsidiary of Parent.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference in this Item 5.02.

In connection with the consummation of the Merger, as contemplated by the Merger Agreement (and not because of any disagreement with the Company), each of Jesse K. Bray, Stephen B. Galasso, Tyler Head, Michael Pugh, Manuel Sanchez Rodriguez, Saundra D. Schrock, and Bradley R. Strock resigned from his or her respective position as a member of the board of directors of the Company, and any committee thereof, effective as of the Effective Time (as defined in the Merger Agreement).

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

At the Effective Time, the Company’s Second Amended and Restated Certificate of Incorporation was amended and restated in its entirety in accordance with the terms of the Merger Agreement.

A copy of the Third Amended and Restated Certificate of Incorporation of the Company is filed as Exhibit 3.1 hereto, which is incorporated herein by reference.

Item 8.01.	Other Events.

On February 28, 2023, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1*	Agreement and Plan of Merger, dated as of November 16, 2022, by and among Elevate Credit, Inc., PCAM Acquisition Corp., and PCAM Merger Sub Corp. (Incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on November 16, 2022).

3.1	Third Amended and Restated Certificate of Incorporation of Elevate Credit, Inc.

10.1*	Form of Rollover and Contribution Agreement (Incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on November 16, 2022).

99.1	Press Release of Elevate Credit, Inc. dated February 28, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to these exhibits have been omitted and Elevate Credit, Inc. agrees to furnish supplementally a copy of any such omitted schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elevate Credit, Inc.
Dated: February 28, 2023

	By:	/s/ Steven A. Trussell
Steven A. Trussell
Chief Financial Officer